UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): October 11, 2005

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Omega Protein Corporation (the “Company”) and various of its subsidiaries amended their existing credit facility with Bank of America, N.A. by entering into a Third Amendment dated October 11, 2005 to Loan and Security Agreement dated December 20, 2000.

The Third Amendment increased the amount of Title XI loans (federal loans under the U.S. Department of Commerce Fisheries Finance Program) that the Company is permitted to borrow from $25,000,000 to $31,000,000. All other terms and conditions of the credit facility remain the same.

The Third Amendment is filed with this Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statement and Exhibits

a.	Financial statements of business acquired.

NONE

b.	Pro Forma Financial Information

NONE

c.	Exhibits

10.1	Third Amendment to Loan and Security Agreement dated as of October 11, 2005 among Bank of America, N.A., Omega Protein Corporation and various subsidiaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: October 13, 2005.	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary